Exhibit 10.18

MANAGEMENT AGREEMENT

Taminco Group NV / Laurent LENOIR

Ghent

CONTENTS

1.	SUBJECT MATTER	3

2.	SERVICES	3

3.	TERMS AND CONDITIONS OF PERFORMANCE	4

4.	CONSIDERATION — REIMBURSEMENT OF EXPENSES	5

5.	NON-COMPETE AND CONFIDENTIALITY	6

6.	TERM AND TERMINATION	7

7.	ASSIGNMENT	9

8.	HEALTH AND SAFETY	9

9.	MISCELLANEOUS	9

10.	ARBITRATION	10

BETWEEN:

1)	TAMINCO GROUP NV with principal offices at 9000 Gent, Pantserschipstraat 207, represented by Pol VANDERHAEGHEN,

(The “Company”);

2)	Mr. Laurent LENOIR, residing at AVENUE DU MARECHAL 26, 1180 UKKEL

(“Mr. Lenoir”);

WHEREAS:

a)	The Company is requiring daily management services in order to ensure continuous day-to-day management;

b)	Mr. Lenoir is appointed as director of the Company by decision of the shareholders’ meeting; Mr. Lenoir is appointed as managing director of the Company (dagelijks bestuur) by decision of the Board of Directors;

c)	Mr. Lenoir is willing and capable to provide daily management services for the benefit of the Company in accordance with Article 525 Belgian Company code (“BCC”);

d)	This agreement does not affect the Company’s rights under Article 518 BCC; in particular this agreement does not affect the right of the Company to terminate Mr. Lenoir’s mandate as director at will;

e)	The Parties have met to determine the terms and conditions that will apply to the delegation of powers of daily management to Mr. Lenoir in his capacity as managing director of the Company.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1.	SUBJECT MATTER

1.1.	Subject to the terms and conditions of this Agreement, Mr. Lenoir shall perform the Services (as defined hereinafter) in his capacity as managing director of the Company.

2.	SERVICES

2.1.	The Services of Mr. Lenoir (the “Services”) relate to the day-to-day management of the Company and in particular:

a)	The assistance of the Company in attracting new business, to participate in presentations or meetings with key prospects;

b)	The marketing of Company’s services and achievements through contacts and interviews in all relevant media and circles;

c)	Activities related to management of Company’s subsidiaries;

d)	Ensure execution of the business plan and strategy as developed, determined and agreed upon by the Group’s Board (as defined below);

2.2.	Mr. Lenoir agrees to exercise his activities pursuant to this Agreement in the sole interest of the Company, and this in view of the development and the stimulation of the profitability of the Company.

2.3.	The Services will be performed during no less than 215 working days per year.

3.	TERMS AND CONDITIONS OF PERFORMANCE

3.1.	In the performance of the Services, Mr. Lenoir shall be guided by the guidelines set forth by the Board of Directors of the Company (the “Board”) (or his designee) and the provisions of the applicable laws and regulations.

3.2.	The Company provides in principle for the necessary infrastructure and logistics (office, secretarial services, telephone, fax, and the like) for the proper performance of the Services.

3.3.	The Company must make available to Mr. Lenoir a company car, type Audi A6 2.7 TDI (or similar), for carrying out his professional activities.

Mr. Lenoir must use the company car in a diligent manner, in accordance with the car policy. Mr. Lenoir acknowledges having received a copy of the car policy, having examined its content, and agrees to comply with it. Mr. Lenoir may use the company car for private purposes, in accordance with the terms of the car policy. The private use of the car will be taxed as a benefit in kind following the prevailing law.

3.4.	The Parties acknowledge that the performance of this Agreement and the ensuing professional relationship cannot create an employment relationship between the Company and Mr. Lenoir. Mr. Lenoir is entirely responsible for complying with all statutory and legal requirements relating to the performance of the Services (including, but without limiting the general nature of the foregoing, paying taxes and social security contributions).

3.5.	Mr. Lenoir undertakes to comply at all times and in all aspects with national and international competition and anti-trust laws, in particular but not limited to EU and US legislation and regulations.

The Parties acknowledge the importance of the obligations in this clause for the Company, its subsidiaries and its parent companies (together, the “Group” and separately a Taminco Group Company). Any breach of those obligations will constitute a Material Breach for the purpose of clause 6.7 of this Agreement.

4.	CONSIDERATION — REIMBURSEMENT OF EXPENSES

4.1.	In consideration for the Services, Mr. Lenoir shall be paid a sum of € 19.583,33 on a monthly basis, (the “Monthly Consideration”), subject to appropriate withholdings. For the purpose of this Agreement Yearly Consideration means the Monthly Consideration multiplied by 12.

4.2.	Mr. Lenoir will be entitled to Variable Compensation. Hereto Mr. Lenoir will be entitled to:

a)	participate in a Bonus Plan that shall be established by the Board of Directors of the Company further to the advice of the remuneration committee of the Company; and,

b)	to participate in a DC Pension Scheme to which the Company contributes an amount equal to 50 percent of the bonus earned under the Bonus Plan;

Under the Bonus Plan, Mr. Lenoir can earn a bonus based on the achievement of company objectives. The company objectives will relate to the business’ results of Taminco and/or the Taminco Group.

It is agreed that the total Variable Target Compensation (that is the sum of (1) the Target Bonus determined under the Bonus Plan and (2) the Target Pension Contribution determined under the DC Pension Scheme) equals 50% of the Yearly Consideration;

4.3.	The Company will affiliate Mr. Lenoir under the existing Benefit Scheme (Voorzorgsplan 07.2963/01) and under the Medical Fees plan (35-0095-01). The parties agree that for the purpose of calculation of Mr. Lenoir’s benefits under those Plans a yearly remuneration will be taken into account equal to the Yearly Consideration.

4.4.	The Consideration as determined in clauses 4.1 until 4.3, is an all-inclusive Consideration, excluding payment by the Company of any other fees, charges, taxes, and expenses of amounts whatsoever.

4.5.	In case of disability of Mr. Lenoir, the Company will continue to pay the Consideration as determined in clauses 4.1 until 4.3 during a period of one month. After this initial period of one month, the Company shall suspend payment of Consideration, it being understood that Mr. Lenoir may be entitled to claim the benefits provided for under the Benefit Scheme referred to in 4.3.

4.6.	The Company commits to contract management liability insurance for Mr. Lenoir, in particular with respect to the daily management, in line with the standard insurance coverage maintained for the Company’s directors.

4.7.	In situations (such as trips abroad) where Mr. Lenoir may incur exceptional costs, Mr. Lenoir may be reimbursed for those costs if they are supported by appropriate documents and approved by a Director of Taminco Group NV. As far as possible, Mr. Lenoir will advise this Director in advance that exceptional costs will be incurred.

5.	NON-COMPETE AND CONFIDENTIALITY

5.1.	Mr. Lenoir undertakes not to develop any activities or take any actions which may be competitive to the business conducted or planned by the Company or any company belonging to the Group during the entire term of this Agreement and during two years after the termination hereof.

The application of this non-compete obligation will be limited to the territory of Belgium, the Netherlands, France, Germany, Italy, Spain, China, the United States of America and Brazil.

5.2.	Mr. Lenoir agrees during this period not to:

a)	Be concerned in any business which is directly competitive with the business, or any part thereof, of the Company or a Taminco Group Company; or

b)	Except on behalf of the Company or a Taminco Group Company, canvass or solicit orders for goods of a similar type to those being manufactured or dealt in or for services similar to those being provided by the Company or any Taminco Group Company from any person who is or has been at any time within the year prior to this Agreement a customer of the Company or a Taminco Group Company; or

c)	Induce or attempt to induce any supplier of the Company or a Taminco Group Company to cease to supply, or to restrict or vary the terms of supply, to the Company or a Taminco Group Company; or

d)	Induce or attempt to induce any director or senior employee of the Company or a Taminco Group Company to leave the Company or that Taminco Group Company with a view to hiring such person; or

e)	Make use of or (except as required by law or any competent regulatory bode) disclose or divulge to any third party any information of a secret or confidential nature relating to the business or affairs of the Company or any Taminco Group Company; or

f)	Use or (insofar as he can reasonably do so) allow to be used (except by the Company or Taminco Group Companies) any trade name used by the Company or a Taminco Group Company or any other name intended or likely to be confused with such a trade name.

5.3.	For purpose of this clause 5:

a)	Mr. Lenoir is concerned in a business if he carries it on as principal or agent or if:

A.	He is a partner, director, employee, secondee, consultant or agent in, of or to any person who carries on the business; or

B.	He has any direct financial interest (as shareholder or otherwise) in any person who carries on the business; or

C.	He is a partner, director, employee, secondee, consultant or agent in, of or to any person who has a direct financial interest (as shareholder of otherwise) in any person who carries on the business,

Disregarding any financial interest of Mr. Lenoir in securities which are held for investment purposes only and are listed or traded on any generally recognized market if Mr. Lenoir and any person connected with him (the Investors) are together interested in securities which amount to less than five per cent of the issues securities of that class and which, in all circumstances, carry less than five per cent of the voting rights (if any) attaching to the issued securities of that class, and provided that none of the Investors is involved in the management of the business of the issuer of the securities or of any person connected with it other than by the exercise of voting rights attaching to the securities; and

b)	References to a Taminco Group Company or the Company include its successors in business.

5.4.	Mr. Lenoir acknowledges that the above provisions of this clause are no more extensive than is reasonable to protect the Company and the Taminco Group Companies.

5.5.	In the event of a breach of his duties under this clause, Mr. Lenoir shall pay to the Company, the sum of € 250,000. — for each breach and, in addition, the sum of € 10,000. — for each day that he continues to be in breach, without the need to serve notice or the need of a court order and without prejudice to any right of the Company (or the relevant Taminco Group Company) to recover damages in excess of the amounts specified in this clause.

5.6.	The Parties acknowledge the importance of the non-competition and confidentiality obligations in this clause for the Company and the Taminco Group Companies and that such amount represent a genuine and reasonable estimate of the damage likely to be suffered by the Company and/or the relevant Taminco Group Company if Mr. Lenoir breaches any of his obligations under this clause.

6.	TERM AND TERMINATION

6.1.	This Agreement is concluded for an indefinite term starting on 1 January 2010.

6.2.	This Agreement may be terminated by the Company, subject to a decision validly taken by the competent corporate body of the Company, giving Mr. Lenoir not less than 9 calendar months written notice.

6.3.	If the Agreement is terminated immediately by the Company, Termination Compensation equal to the Consideration payable during the notice period that would have been due under clause 6.2 shall be immediately payable by the Company.

6.4.	For calculation of the Termination Compensation, the Consideration to be taken into account (per month of notice that would have been due) will be based on:

a)	The Monthly Consideration paid under clause 4.1,

b)	The monthly amount (or average) of payments by the Company under the Benefit scheme referred under clause 4.3 and the Medical Fees plan referred under clause 4.3.

6.5.	This Agreement may be terminated by Mr. Lenoir giving the Company not less than 9 calendar months written notice.

6.6.	If the Agreement is terminated immediately by Mr. Lenoir, Termination Compensation equal to the Consideration (as determined under clause 6.4) payable during the notice period that would have been due under this clause 6.5, shall be immediately payable by Mr. Lenoir.

6.7.	This Agreement can immediately be terminated without notice or indemnification in any of the following situations:

a)	By either Party in case a Material Breach of this Agreement by the other Party (including failure to render the Services by Mr. Lenoir) has not been cured within ten (10) days of a notice of default issued by the Party not in breach. Material Breach for this purpose shall be:

•	Material breach of laws, regulations, articles of association and by-laws, that may affect the performance of daily management;

•	Breach of the duties and/or commitments of such a nature that it makes a continuous relationship impossible;

•	Gross misconduct or negligence of such a nature that it makes a continues relationship impossible;

b)	By either Party in case of the other Party becomes involved in a dissolution, bankruptcy, liquidation or judicial settlement procedure, or becomes insolvent or gives up all or a substantial part of its assets.

7.	ASSIGNMENT

Mr. Lenoir shall not be entitled to assign this Agreement in whole or in part without the prior written consent of the Company.

8.	HEALTH AND SAFETY

8.1.	Mr. Lenoir undertakes to strictly comply with the obligations relating to the well-being of the workers, as applicable on the Company’s site.

8.2.	Should Mr. Lenoir not or not fully comply with the obligations referred in 8.1, the Company may automatically take all appropriate measures in this respect, in all instances at the Mr. Lenoir’s expense and risk.

8.3.	The Parties are fully aware of their obligations under the law of 4 August 1996 on Health and Safety (published in the Belgian State Gazette 18 September 1996) and they undertake to fully comply with their obligations under said law.

9.	MISCELLANEOUS

9.1.	Any notices or communications under the Agreement or in connection herewith shall be in writing and forwarded by registered mail to the addresses set out on the first page of the Agreement or shall be forwarded against receipt.

Such notice or communication shall be deemed to have been given three business days after the same is mailed, or one business day after the delivery against receipt.

The Parties may change their addresses by notice to the other Parties in accordance with this section and must confirm such amendment by registered mail.

Other business communication shall be in writing and forwarded by e-mail, by regular mail or by fax.

In case of emergency, Parties can give notice by fax. Any notice by fax shall be followed by a hard copy with original signatures.

9.2.	The descriptive words or phrases at the head of the various clauses and sections hereof are inserted only as a convenience and for reference. They are in no way intended to be a part of the Agreement or in no way define, limit or describe the scope of intent of the particular clause or section to which they refer.

9.3.	No Party to this Agreement shall be deemed to have waived any rights arising out of the Agreement or out of any default or breach hereunder, unless such Party executes the waiver in writing in accordance with clause 9.1.

If a Party waives any right arising out of the Agreement or out of any default or breach of another Party in accordance with the section above, such waiver shall not be construed to constitute a waiver of any other right arising out of the Agreement or out of the default or breach of another Party, even is the latter is similar to the prior.

9.4.	If any covenant provided in the Agreement should be unenforceable or contrary to mandatory law, then such covenant shall be replaced by a covenant which has the same or a similar economic effect between Parties ineffective only to the extent of such unenforceability or invalidity and shall in no way affect the enforceability or validity of the remainder of such provision or covenant nor of the other provisions or covenants of the Agreement.

9.5.	This Agreement supersedes all prior letters, representations, warranties, or agreements relating to the subject matter of the Agreement and no variation of the Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

10.	ARBITRATION

10.1.	The Agreement shall be governed exclusively by and interpreted in accordance with the laws of Belgium.

10.2.	All disputes arising in connection with this Agreement and which Parties are unable to settle amicably shall be settled exclusively by the courts of Belgium.

In witness whereof, the Parties have caused this agreement to be signed by their duly authorized representatives and officers, on 31-12-2009, in Ghent, in two originals, one for each Party.

For the Company,	Mr. Lenoir

/s/ Pol Vanderhaeghen	/s/ Laurent Lenoir
Pol VANDERHAEGHEN